UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-224557

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2021, the Board of Managers of Shepherd’s Finance, LLC (the “Registrant”) appointed four persons as officers of the Registrant, two of whom were presently officers of the Registrant, as described in more detail below.

The Registrant’s Board of Managers appointed William Myrick as Executive Vice President of the Registrant. Mr. Myrick previously served as Executive Vice President of Sales since March 2018, and had served as one the independent managers on the Registrant’s Board of Managers from March 2012 to March 2018. Other biographical information regarding Mr. Myrick, including his business experience, as well as information regarding Mr. Myrick’s compensation, is included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020. Mr. Myrick’s compensation did not change as a result of his change in title.

The Registrant’s Board of Managers appointed Mark Reynolds as Executive Vice President of Sales of the Registrant. Mr. Reynolds, age 47, has over 19 years of experience in the construction finance industry. He was the Registrant’s Regional Sales Manager from May 2016 until April 2021 and was also the Registrant’s National REO Manager from January 2020 until April 2021. Previously, Mr. Reynolds held various positions with 84 Lumber Company, including REO Specialist, where he worked with counsel to negotiate liens, finish building houses, and relieve as much debt as possible while controlling losses (from 2008 through 2014), National Finance Manager, in residential financing (from 2006 through 2008), and Regional Finance Manager, in commercial financing, where he helped finance projects such as hotels, apartments, restaurants, and casinos (from 2000 through 2004). He attended Indiana University at South Bend, where he studied Business Management.

The Registrant’s Board of Managers appointed Catherine Loftin as Chief Financial Officer of the Registrant. Ms. Loftin previously served as Acting Chief Financial Officer of the Registrant from July 2019 to April 2021 and as Chief Financial Officer of the Registrant from January 2018 to May 2019. Other biographical information regarding Ms. Loftin, including her business experience, as well as information regarding Ms. Loftin’s compensation, is included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020. Ms. Loftin’s compensation did not change as a result of her change in title.

The Registrant’s Board of Managers appointed Benjamin M. Russell as General Counsel and Secretary of the Registrant. Mr. Russell, age 36, previously served as Counsel to the Registrant from May 2020 to April 2021. Prior to joining the Registrant, Mr. Russell worked as an attorney at the law firm of Nelson Mullins Riley & Scarborough LLP from April 2015 until May 2020, where he counseled a variety of public and private companies, including the Registrant, and where his practice focused on securities matters, capital markets transactions, mergers and acquisitions, and corporate governance and compliance. Prior to that position, he worked as an attorney at two law firms following his initial admission to practice law in 2012. His experience includes public and private securities offerings, reporting under the Securities Exchange Act of 1934, Blue Sky regulatory matters, and registrations under the Securities Act of 1933. Mr. Russell holds a B.B.A. in Finance and a B.A. in Political Science from the University of Oklahoma, and a J.D. from Emory University School of Law. He has been certified as an Authorized House Counsel to the Registrant by The Florida Bar. Mr. Russell is a member of the Bars of the States of Georgia and New York.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: April 21, 2021	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager